 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2014

XcelMobility Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 East Bayshore Road, Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 632-4210

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

On October 1, 2014, XcelMobility Inc., a Nevada corporation (the “Company”) entered into letter agreements (the “Agreements”) with each of Ronald Strauss, Renyan Ge and Xili Wang (collectively, “Management”) pursuant to which the Company issued shares of common stock to Management in lieu of compensation that had accrued and remained unpaid as specified in their existing management service agreements with the Company. Set forth below is a table listing the number of share issued and the corresponding amount of compensation:

	Number of Shares	Unpaid Compensation
Ronald Strauss	43,911,115	$584,290
Renyan Ge	33,776,539	$448,620
Xili Wang	28,094,112	$373,146

The shares of common stock issued to Management were valued at $0.013282 per share.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

On October 15, 2014, the Company issued a press release announcing that the Company had received a Sport Lottery License from the Fujian Administration of Sport and Gaming to provide sports lottery services using a mobile device.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated October 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: October 23, 2014	/s/Renyan Ge
Renyan Ge
Chief Executive Officer